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Exhibit 99.3

Offer to Exchange

6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities
(Registered Under The Securities Act of 1933)
for Any and All Outstanding
Rule 144A 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities
of

SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL

To Our Clients:

        Enclosed is a Prospectus, dated            , 2004, of Santander Finance Preferred S.A. Unipersonal, a corporation organized under the laws of the Kingdom of Spain (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities (the "New Preferred Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like amount of its issued and outstanding Rule 144A 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities (the "Rule 144A Preferred Securities") upon the terms and subject to the conditions set forth in the Exchange Offer.

        Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2004 unless extended.

        The Exchange Offer is not conditioned upon any minimum number of Rule 144A Preferred Securities being tendered.

        We are the holder of record and/or participant in the book-entry transfer facility of Rule 144A Preferred Securities held by us for your account. A tender of such Rule 144A Preferred Securities can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Rule 144A Preferred Securities held by us for your account.

        If you wish to tender any or all of the Rule 144A Preferred Securities held by us for your account pursuant to the terms and conditions of the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form attached to this letter as Schedule A. If you authorize us to accept the Exchange Offer in respect of your Rule 144A Preferred Securities, the Exchange Offer will be accepted in respect of all such Rule 144A Preferred Securities unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Exchange Offer on your behalf prior to the expiration of the Exchange Offer.

Very truly yours,

Schedule A

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DTC PARTICIPANT FROM BENEFICIAL OWNER OF

6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities of

SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL

To Registered Holder and/or DTC Participant:

        The undersigned hereby acknowledges receipt of the Prospectus dated                        , 2004 (the "Prospectus")of Santander Finance Preferred S.A. Unipersonal, a corporation organized under the laws of the Kingdom of Spain ("Santander Finance"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") together constitute Santander Finance's offer (the "Exchange Offer") to exchange 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities (the "New Preferred Securities") that have been registered under the Securities Act of 1933 (the "Securities Act") for any and all of its outstanding 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities (the "Rule 144A Preferred Securities") that have not been registered under the Securities Act. Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Rule 144A Preferred Securities held by you for the account of the undersigned.

        The total amount of the Rule 144A Preferred Securities held by you for the account of the undersigned is (fill in amount):

                            of the 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐    TO TENDER the following amount of Rule 144A Preferred Securities held by you for the account of the undersigned (insert amount of Rule 144A Preferred Securities to be tendered, if any):

                            of the 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities;

☐    NOT TO TENDER any Rule 144A Preferred Securities held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Rule 144A Preferred Securities held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

          (i)    the undersigned's principal residence is in the state of (fill in state)                            ;

          (ii)   the undersigned has full power and authority to tender, exchange, assign and transfer the Rule 144A Preferred Securities tendered, and Santander Finance will acquire good and unencumbered title to the Rule 144A Preferred Securities being tendered, free and clear of all security interests, liens,restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Rule 144A Preferred Securities are accepted by Santander Finance;

          (iii)  the New Preferred Securities being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving

  New Preferred Securities pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Rule 144A Preferred Securities;

          (iv)  neither the undersigned nor any other person acquiring the New Preferred Securities pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Rule 144A Preferred Securities, is participating in or has an intent to participate in a distribution of the New Preferred Securities;

          (v)   neither the undersigned nor any other person acquiring the New Preferred Securities pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Rule 144A Preferred Securities, has an arrangement or understanding with any other person to participate in a distribution of the New Preferred Securities; and

          (vi)  neither the undersigned nor any other person acquiring the New Preferred Securities pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Rule 144A Preferred Securities, is an "affiliate," as that term is defined in Rule 405 under the Securities Act, of Santander Finance.

        If any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Preferred Securities.

        If the undersigned instructs you to tender the Rule 144A Preferred Securities held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the New Preferred Securities pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Rule 144A Preferred Securities, is a broker-dealer that will receive New Preferred Securities for its own account in exchange for Rule 144A Preferred Securities that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of New Preferred Securities. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Rule 144A Preferred Securities.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

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Offer to Exchange 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities (Registered Under The Securities Act of 1933) for Any and All Outstanding Rule 144A 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities of SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL